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                                                                   EXHIBIT 4.6.4


                              CERTIFICATE OF TRUST
                                       OF
                            OWENS CORNING CAPITAL IV


     This Certificate of Trust is being duly executed as of June 1, 1999 for the purpose of organizing a business trust pursuant to the Delaware Business Trust Act, 12 DEL. C. Sections 3801 et. seq. (the "Act").

     The undersigned hereby certify as follows:

     1. NAME. The name of the business trust is Owens Corning Capital IV (the "Trust").

     2. DELAWARE TRUSTEE. The name and business address of the Delaware resident trustee of the Trust meeting the requirements of Section 3807 of the Act are as follows:

        Wilmington Trust Company
        Rodney Square North
        1100 North Market Street
        Wilmington, Delaware 19890

     3. EFFECTIVE. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

     4. COUNTERPARTS. This Certificate of Trust may be executed in one or more counterparts.




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     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the
Trust, have duly executed this Certificate of Trust as of the day and year first above written.

                                              WILMINGTON TRUST COMPANY,
                                              as Delaware Trustee


                                              By:  /s/ Norma P. Closs
                                                   -----------------------------
                                                   Name: Norma P. Closs
                                                   Title: Vice President

                                                   /s/ C. Jackson Snyder
                                                   -----------------------------
                                                   C. Jackson Snyder, as Trustee

                                                   /s/ Christine Harper
                                                   -----------------------------
                                                   Christine Harper, as Trustee








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